                                  May 5, 1994


Transpacific Enterprises, Inc.
c/o David Mortimer
Finance Director
TNT Limited
TNT Plaza, Tower 1, Lawson Square
Redfern, 2016, New South Wales,
Australia

          RE:  America West Airlines, Inc.

Gentlemen:

          Subject to the terms and conditions set forth below, Transpacific Enterprises, Inc. ("TPE") and all affiliates of TPE (collectively, the "Seller") hereby agrees to sell, and TPG Partners, L.P. ("TPG") hereby agrees to purchase, 1,884,438 shares of the Common Stock of, and $500,000 face amount of Series C 9.75% Preferred Stock of, America West Airlines, Inc. ("America West"), a Delaware corporation currently operating as a debtor-in-possession under Chapter 11 of the U.S. Bankruptcy Code.

          1. Securities to be Purchased: (a) 1,884,438 shares of Common Stock (the "Common Stock") and (b) $500,000 face amount of 9.75% Series C Preferred Stock (the "Preferred Stock," and together with the Common Stock, the "Stock"). As of the date hereof, the Seller owns 3,768,876 shares of Common Stock and $1,000,000 face amount of the Preferred Stock of America West. The Stock shall be delivered to TPG at the Closing (as defined below) with good and marketable title, free and clear of any liens, pledges, security interests, charges, encumbrances or other restrictions.

          2.  Price:

          (a) The price to be paid for the Common Stock shall be $3.60 per share.

          Transpacific Enterprises, Inc.
          May 5, 1994
          Page 2

          (b) The price to be paid for the Preferred Stock shall be $500,000 plus any amount that the holder of the Preferred Stock shall receive as dividends on the Preferred Stock payable in respect of the period commencing on the date when dividends were last paid on the Preferred Stock through May 3, 1994 (the "TPE Preferred Stock Dividend"). TPG shall keep TPE apprised of any information that it receives from America West regarding the status of the payment of dividends on the Preferred Stock. At the expense of TPG, TPG shall prosecute in the U.S. Bankruptcy Court proceedings of America West any claim of the holder for the payment of dividends with respect to the Preferred Stock; provided, however, that if TPE desires to assume such prosecution of any such claim it shall notify TPG, and thereafter shall have the right at its own expense to assume the prosecution of such claim.

          3. Deposit: Upon the execution of this letter agreement, TPG shall pay to TPE the sum of $500,000 as a deposit against the price to be paid by TPG for the Stock. Such deposit shall be returned to TPG promptly in the event that the transactions contemplated by this letter agreement are not consummated by the Termination Date (as defined below) unless the failure to consummate the transactions shall result from the breach by TPG of its obligations hereunder or under the Purchase Agreement (as defined below).

          4. Closing and Payment: Upon the Closing TPG shall pay to TPE a total of (i) an amount equal to $3.60 times the number of shares of Common Stock to be purchased under the Purchase Agreement plus (ii) $500,000, less the Deposit. If the Closing has occurred, TPG shall pay to TPE promptly any amount received by it in respect of dividends received in respect of the TPE Preferred Stock Dividend and shall hold any such receipts in trust on behalf of TPE.

          5. Purchase Agreement: Following execution of this letter agreement by TPE and TPG, counsel for the parties shall promptly prepare a stock purchase agreement (the "Purchase Agreement") which shall conform with the terms and provisions of this letter agreement and shall contain such other terms and provisions (including representations and warranties, covenants and indemnification provisions) as are customarily contained in stock purchase agreements and as may be reasonably acceptable to the parties and their respective counsel. The parties shall use their best efforts to negotiate a mutually acceptable Purchase Agreement by May 13, 1994. It is the intention of the parties

          Transpacific Enterprises, Inc.
          May 5, 1994
          Page 3
that the Purchase Agreement be executed within 14 days after execution of this letter agreement and the parties shall use their best efforts to do so. In the event that despite the best efforts of the parties the parties have not agreed on a mutually acceptable Purchase Agreement by May 21, 1994, either TPE or TPG may terminate this letter agreement.

          6. Closing: Closing of the Purchase Agreement (the "Closing") shall occur as soon as possible after the execution thereof and upon the receipt of any necessary governmental or other approvals, if any. TPE and TPG shall use their best efforts to cause the closing of the Purchase Agreement to occur no later than May 31, 1994 (the "Termination Date").

          7. Restrictions on Increases in Ownership of Stock: After the date hereof until the effectiveness of any plan of reorganization regarding America West, the Seller shall not directly or indirectly, through one or more transactions or acting in concert with one or more persons, acquire, control or hold proxies, options or warrants for (all of which are comprised within the word "acquire" as used herein) any additional shares of Stock or any securities exchangeable for or convertible into Stock.

          8. Purchase for Investment. TPG represents that by reason of its business and financial experiences, and the business and financial experience of those persons, if any, retained by it to advise it with respect to its investment in the Stock, TPG has, alone or together with such advisors, such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its proposed investment in the Stock, that it will be purchasing the Stock for its own account, or for one or more separate accounts maintained by it, or for the account of one or more institutional investors on whose behalf TPG has authority to make this representation, for investment and not with a view to the distribution thereof or with any present intention of distributing or selling any of the Stock, except in compliance with the U.S. Securities Act of 1933, as amended, and except to one or more such institutional investors; provided, however, that the disposition of TPG's or such investor's property shall at all time be within its control.

          9. Mutual Representation and Warranty: Each of TPE and TPG believes it possesses all information it considers necessary or appropriate for deciding whether or not to sell or purchase the Stock. Each of the parties, through its

          Transpacific Enterprises, Inc.
          May 5, 1994
          Page 4
relationship with America West in connection with the U.S. Bankruptcy Court proceedings of America West and the proposed reorganization of America West, has material non-public information concerning America West and is not sharing such information with, or relying on, the other party hereto in connection with its agreement to purchase or sell the Stock. Without limiting the foregoing, TPE acknowledges that affiliates of TPG have entered into an agreement with America West pursuant to which such affiliates and certain other parties shall acquire a significant interest in America West.

          10. TPE Claim: TPE has a claim which it currently estimates at approximately $700,000 as to which a proof of claim was not submitted in the America West bankruptcy proceedings (the "TPE Claim"). TPG agrees to discuss with America West on behalf of TPE for a proper quantification of the TPE Claim and thereafter to use its best efforts to cause the TPE Claim to be treated as an allowed claim under the America West bankruptcy proceedings notwithstanding the passage of any bar date for the submission or resolution of the TPE Claim.

          11. Further Assurances: TPE and TPG hereby agree to do such further things and to execute such further documents as may be necessary or desirable to effectuate this letter agreement and the transactions contemplated herein, including, but not limited to, all necessary consents, permissions, notices and similar documents or instruments.

          12. Governing Law: This letter agreement and the Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed with the State of Delaware.

          Please confirm that the foregoing correctly sets forth the understandings between TPE and TPG by signing this letter agreement at the space indicated below and returning one fully signed copy to the undersigned.

                                      TPG PARTNERS, L.P.

                              By: /s/ James G. Caulter
                              Name: James G. Caulter
                              Title: Vice-President

          Transpacific Enterprises, Inc.
          May 5, 1994
          Page 5

Agreed to this        day of
May, 1994:

TRANSPACIFIC ENTERPRISES, INC.


By:
Name:
Title: